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                                                               EXHIBIT 99.3(a)


PROXY                          REMEDY CORPORATION                         PROXY
              1585 CHARLESTON ROAD, MOUNTAIN VIEW, CALIFORNIA 94043


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                OF REMEDY CORPORATION FOR THE SPECIAL MEETING OF
                    STOCKHOLDERS TO BE HELD AUGUST 27, 2001

         The undersigned holder of Common Stock, par value $0.00005, of Remedy Corporation (the "Company") hereby appoints Lawrence L. Garlick and Ron J. Fior, or either of them, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this Proxy all Common Stock of the Company that the undersigned stockholder would be entitled to vote if personally present at the Special Meeting of Stockholders (the "Special Meeting") to be held on August 27, 2001 at 9:00 a.m. local time, at 1585 Charleston Road, Mountain View, California 94043, and at any adjournments or postponements of the Special Meeting. The undersigned stockholder hereby revokes any proxy or proxies heretofore executed for such matters.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND FOR PROPOSAL 2. THE UNDERSIGNED STOCKHOLDER MAY REVOKE THIS PROXY AT ANY TIME BEFORE IT IS VOTED BY DELIVERING TO THE CORPORATE SECRETARY OF THE COMPANY EITHER A WRITTEN REVOCATION OF THE PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING AT THE SPECIAL MEETING AND VOTING IN PERSON.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1 AND "FOR" PROPOSAL 2.

         PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE SIGN AND RETURN ALL CARDS IN THE ENCLOSED ENVELOPE.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

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                                    (Reverse)

                               REMEDY CORPORATION
                              AGREEMENT AND PLAN OF
                            MERGER AND REORGANIZATION

/X/ Please mark votes
as in this example


1. To adopt and approve the Agreement and Plan of Merger and Reorganization dated June 10, 2001 by and among Peregrine Systems, Inc., Rose Acquisition Corporation and Remedy Corporation.

                          FOR      AGAINST      ABSTAIN
                          / /        / /          / /



2. To approve the merger of Remedy Corporation and either (i) Rose Acquisition Corporation, a wholly owned subsidiary of Peregrine, or
         (ii) if applicable, Peregrine.

                          FOR      AGAINST      ABSTAIN
                          / /        / /          / /


In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting.

The undersigned acknowledges receipt of the accompanying Notice of Special Meeting of Stockholders and Proxy Statement/Prospectus.

Signature:
           --------------------------------------------------

Signature (if held jointly):
                            ---------------------------------

Date:
      -------------------------------------------------, 2001

Please date and sign exactly as your name(s) is (are) shown on the share certificate(s) to which the Proxy applies. When shares are held as joint-tenants, both should sign. When signing as an executor, administrator, trustee, guardian, attorney-in fact or other fiduciary, please give full title as such. When signing as a corporation, please sign in full corporate name by President or other authorized officer. When signing as a partnership, please sign in partnership name by an authorized person.